Exhibit 99.1

600 North Dairy Ashford Road Houston, TX 77079-1175 Media Relations: 281-293-1149 www.conocophillips.com/media

NEWS RELEASE	Oct. 6, 2017

ConocoPhillips Appoints Caroline Maury Devine to its Board of Directors; Announces Richard Auchinleck’s Intent not to Stand for Re-Election in 2018

HOUSTON — ConocoPhillips (NYSE: COP) today announced that its board of directors has elected Caroline Maury Devine to serve as a board member. Richard Auchinleck also notified the board of directors that he does not intend to stand for re-election as a director of the company at the end of his current term.

“ConocoPhillips will benefit from Ms. Devine’s broad range of expertise in management and international affairs within our industry, as well as from her government experience and service on other public company boards,” said Ryan Lance, chairman and chief executive officer of ConocoPhillips.

“On behalf of the board and company, I would also like to take the opportunity to thank Mr. Auchinleck for his leadership over the past 15 years. His contributions have been invaluable to us and we will miss him greatly.”

Ms. Devine also currently serves on the boards of JBT Corporation and Valeo, as a member of the Nominating Committee of Petroleum Geo-Services ASA and as a member of the Council on Foreign Relations. She previously served on the boards of Det Norske Veritas, FMC Technologies, Inc. and Technip. She is also a former Fellow at Harvard University’s Belfer Center for Science and International Affairs.

Ms. Devine began her career by serving the U.S. government for 15 years in positions on the White House Domestic Policy Staff, in the U.S. Embassy in Paris and in the Drug Enforcement Administration. In 1988 she joined Mobil Corporation, holding various corporate positions responsible for shareholder relations and governance issues, as well as international government relations. She then served as president and managing director of a Norwegian affiliate of ExxonMobil from 1996 to 2000.

Ms. Devine will serve on the Audit and Finance Committee and the Public Policy Committee of the ConocoPhillips board.

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About ConocoPhillips

ConocoPhillips is the world’s largest independent E&P company based on production and proved reserves. Headquartered in Houston, Texas, ConocoPhillips had operations and activities in 17 countries, $78 billion of total assets, and approximately 12,200 employees as of June 30, 2017. Production excluding Libya averaged 1,503 MBOED for the six months ended June 30, 2017, and proved reserves were 6.4 billion BOE as of Dec. 31, 2016. For more information, go to www.conocophillips.com

Contacts

Daren Beaudo (media)

281-293-2073

daren.beaudo@conocophillips.com

Andy O’Brien (investors)

281-293-5000

andy.m.obrien@conocophillips.com

ConocoPhillips Announces Changes to Board

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